SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                      _____________________

                            FORM 8-K

                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934

                     ______________________

 Date of Report (Date of earliest event reported):  June 25, 1996



                    Addington Resources, Inc.
     (Exact name of registrant as specified in its charter)


      Delaware                0-16498                   61-1125039
(State of incorporation)  (Commission File Number)   (I.R.S. Employer
                                                     Identification No.)

                 771 Corporate Drive, Suite 1000
                   Lexington, Kentucky  40503
       (Address of principal executive offices)(zip code)


Registrant's telephone number, including area code:  (606) 233-3824

Item 5.        Other Events.

           On June 25, 1996, Addington Resources, Inc. a Delaware Corporation ("Addington") entered into a definitive AGREEMENT AND PLAN OF MERGER (the "Agreement"), with Republic Industries, Inc. ("Republic"), a Delaware corporation, and RI/AR MERGER CORP., a Delaware corporation and wholly-owned subsidiary of Republic ("Mergersub") pursuant to which Mergersub will be merged with and into Addington (the "Merger"). It is intended that the Merger will qualify as a "pooling of interests" for accounting purposes and that the Merger will constitute a tax free reorganization for federal income tax purposes.

          Upon the terms and subject to the conditions set forth in the Agreement, and in accordance with Delaware Law, at the date and time of the filing of the Certificate of Merger, or such later date or time as set forth in the Certificate of Merger (the "Effective Time"), Mergersub shall be merged with and into Addington, with Addington being the surviving corporation in the Merger and a wholly-owned subsidiary of Republic. The separate corporate existence of Mergersub will then cease.

          At the Effective Time each share of common stock, par value $1.00 per share, of Addington ("Addington Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive (i) 9/10 of one share (the "Exchange Ratio") of common stock, par value $0.01 per share, of Republic ("Republic Common Stock"), (ii) any cash in lieu of fractional shares and (iii) any dividends or other distribution to which each shareholder is entitled pursuant to the terms of the Agreement. If between the date of the Agreement and the Effective Time the outstanding shares of Addington Common Stock or Republic Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          Consummation of the Merger is subject to, among other things, the approval by the holders of a majority of the outstanding shares of Addington Common Stock and other customary conditions, including: receipt of material regulatory approvals, expiration of the applicable waiting period pursuant to the provisions of the Hart-Scott-Rodino Anti-Trust Act of 1976; completion of an environmental assessment of Addington by Republic that shall not indicate a Company Material Adverse Effect (as defined in the Agreement); performance and compliance in all material respects with all agreements required by the Agreement to be performed or complied with by Addington, Republic and Mergersub on or prior to the Effective Time; absence of a breach of the representations and warranties set forth in the Agreement; and the receipt by Addington of confirmation of the fairness opinion delivered by Oppenheiemer & Co., Inc. to the effect that as of the date the proxy statement is mailed to Addington stockholders, the consideration to be received in the Merger is fair to such stockholders from a financial point of view, and such opinion shall not have been withdrawn prior to the Effective Time. Addington has agreed to pay Republic a $1,000,000 termination fee in certain circumstances involving certain competing transactions as specified in the Agreement.

           HPB Associates, L.P., Harold Blumenstein, James Grosfeld, Larry Addington, Robert Addington and Bruce Addington (the "Principal Stockholders") have executed a Voting Agreement, dated as of June 25, 1996, with Republic (the "Voting Agreement") whereby they have agreed to vote all the shares of Addington Common Stock owned by them (a) in favor of the Merger, the Agreement and any transactions contemplated thereunder; and (b) against any proposal for any merger, sale of substantial assets, sales of shares of Addington Common Stock or other securities, recapitilization, or other business combination transactions between Addington or any of the subsidiaries of Addington and any person or entity (other than the Merger) or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Addington under the Agreement or which could result in any of the conditions to Addington's obligations under the Agreement not being fulfilled (collectively the "Voting Commitments.") However, the Voting Commitments terminate if the Agreement is terminated. The Voting Agreement covers approximately 45% of the outstanding shares of Addington Common Stock.

          The Voting Agreement also provides that until termination of the Agreement, Republic is irrevocably appointed the Principal Stockholder's attorney and proxy, with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the shares of Addington Common Stock at any meeting of stockholders of Addington, or consent in lieu of any such meeting or otherwise, subject to the terms of the Voting Agreement, on matters concerning the Principal Stockholder's Voting Commitments.

          Under the terms of the Voting Agreement, each of the Principal Stockholders have covenanted and agreed, except as contemplated by the Voting Agreement, not to offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, create or permit to exist any lien, claim, pledge, option, right of first refusal, agreement, limitation on its voting rights, charge or other encumbrance of any nature whatsoever with respect to, the shares of Addington Common Stock subject to the Voting Agreement, or, directly or indirectly, initiate, solicit or encourage, subject to the provisions of the Agreement, any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

          In addition, the Principal Stockholders have agreed to be bound by and to comply with the non-solicitation obligations of Addington as set forth in the Agreement. Furthermore, the Principal Stockholders have agreed to pay to Republic in circumstances involving certain competing transactions, the excess of the amount per share of Addington Common Stock realized by the Principal Stockholders in such competing transactions over $15.00 (or in certain circumstances $21.50).

          The foregoing description and terms of the Merger are qualified in their entirety by the express terms of the Agreement which is filed as Exhibit
10.1 to this Form 8-K and the Voting Agreement which is filed as Exhibit 10.2 to this Form 8-K. A copy of the press release of Addington, dated June 25, 1996, is attached as Exhibit 99.1 and is hereby incorporated by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial statements of business acquired.
          Not applicable
     (b)  Pro Forma Financial Information
          Not applicable
     (c)  Exhibits

          10.1 Agreement and Plan of Merger, dated as of June 25, 1996, by and among Republic Industries, Inc., RI/AR Merger Corp. and Addington Resources, Inc. (the "Agreement)(including exhibits referenced in the Agreement).
Omitted from this Exhibit, as filed, are the schedules referenced in the Agreement. Addington Resources, Inc. will furnish supplementally a copy of any such schedules to the Commission upon request.

          10.2. Voting Agreement, dated as of June 25, 1996, by HPB Associates, L.P., Harold Blumenstein, James Grosfeld, Larry Addington, Robert Addington and Bruce Addington with Republic Industries, Inc.

          99.1  Press Release, dated June 25, 1996.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ADDINGTON RESOURCES, INC.
                                        (Registrant)


                              BY:  /s/ R. Douglas Streibel
                                   Name:  R. Douglas Striebel
                                   Title: Vice-President and
                                         Chief Financial Officer

Date: July 2, 1996

                        INDEX TO EXHIBITS

          Current Report on Form 8-K Dated May 31, 1996
                    ADDINGTON RESOURCES, INC.

Exhibit                       Item                          Page
10.1 Agreement and Plan of Merger, dated as of June 25, 1996, by and among Republic
            Industries, Inc., RI/AR Merger Corp. and
            Addington Resources, Inc. (the "Agreement")
            (including exhibits referenced in the
            Agreement.  Omitted from this Exhibit,
            as filed, are the schedules
            referenced in the Agreement.
            Addington Resources, Inc. will
            furnish supplementally a copy of any such schedules to the Commission upon request.

10.2.       Voting Agreement, dated as of June 25, 1996, by HPB
            Associates, L.P., Harold Blumenstein, James Grosfeld,
            Larry Addington, Robert Addington and Bruce Addington with Republic Industries, Inc.

99.1.       Press Release, dated June 25, 1996.